EXHIBIT 99

                [NORTHERN TRUST CORPORATION LETTERHEAD]

                             PRESS RELEASE
                             -------------

          CONTACT:  Laurie McMahon, Investor Relations
                    (312) 444-7811, or
                    Sue Rageas, Public Relations
                    (312) 444-4279

RELEASE #01412
FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS RECORD 1994 EARNINGS
- -------------------------------------------------------

     (CHICAGO, JANUARY 17, 1995)  Northern Trust Corporation reported record net income of $182.2 million for 1994, an increase of 9% from the $167.9 million earned last year.  Net income per common share increased 7% to $3.16 from $2.95 in 1993.  Return on common equity was

16.6%.  For the fourth quarter, without a $5.9 million (after-tax)

non-cash, accounting charge to recognize an unusually large number of pension eligible retiring employees, earnings would have been

$46.0 million.  Fourth quarter net income, after this charge, was

$40.1 million or $.69 per common share compared with $43.3 million or

$.76 per common share last year.

     David W. Fox, Chairman and Chief Executive Officer, commented,

"1994 marks the seventh consecutive year of record earnings.  Also,

the common stock dividend was raised 18.2% to a new quarterly rate of

$.26 per share, marking the eighth consecutive year of dividend increases.  Excluding the second quarter gain on the sale of an investment, noninterest income accounted for 62% of total revenues as compared with 60% a year ago.  Trust fees, which represent 75% of fee








income, grew 12% to a record $453.4 million, continuing a

long-standing trend of double-digit growth.  Total trust assets under administration were $499.4 billion at year end, up $22.9 billion from the prior year.  We are well positioned in our key businesses and continue to invest in the technology to support them.  Our strategy will focus on those businesses with the greatest growth and

profitability potential.  We will also maintain our emphasis on controlling costs and maximizing the benefits of our technology investments."



PERFORMANCE HIGHLIGHTS - 1994
- -----------------------------

     Trust fees from Corporate and Institutional Services grew 18%

over last year and totaled $230.1 million.  This business includes a full range of custody, investment and advisory services for corporate,

retirement and institutional assets worldwide.  Annualized trust fees from new business in 1994 exceeded $35 million, with about one-half coming from current clients, reflecting our success in growing relationships.  Corporate and Institutional trust assets under administration grew $21.5 billion over last year and now total

$448.0 billion, of which $51.6 billion is managed by Northern.

     Global custody assets grew to approximately $65.2 billion with related trust fees increasing significantly from last year.

Northern's global custody business is expanding rapidly as increased cross-border investing by clients continues to fuel the high growth in the volume of non-U.S. securities processed.  Securities lending revenues were also up sharply due primarily to the significant







increase in international activity.  As a result of this growth in international markets, especially the East Asian region, the

Corporation plans to expand its presence overseas by opening an office in Hong Kong.  During the fourth quarter The Northern Trust Company of

Canada became the first non-Canadian financial institution to receive full trust powers, which allows it to act as trustee for Canadian clients.

     Personal Financial Services trust fees amounted to

$223.3 million, up $13.5 million from one year ago, with total personal trust assets under administration at year-end of

$51.4 billion.  Northern is the investment manager for $30.8 billion of these assets.  The strongest fee growth occurred in Northern's

Florida, suburban Chicago, Arizona and Texas subsidiaries.  Wealth

Management fees, derived from serving high net worth families throughout the U.S., increased 15%.  Annualized recurring trust fees from new business this year approximated a record $26 million.

     During 1994, the Corporation's Florida subsidiary opened new offices in Broward County and Venice and expanded other locations as part of a plan to increase its presence in this high-growth market.

The Northern Trust Company opened a new branch in Highland Park,

Illinois, and in December began serving customers from a temporary facility at another new branch on Chicago's south side.  This brings

Northern's national network of Personal Financial Service offices to

45 locations.  The Northern Funds, a new family of mutual funds for which The Northern Trust Company is investment advisor, was introduced










to serve our individual and personal trust clients.  Assets in this family of funds reached $2.3 billion at year-end.

     Total revenue for the year was $1.0 billion.  Excluding the effect of the sale of the Corporation's equity interest in Banque

Scandinave en Suisse in the second quarter, revenues totaled

$972.9 million, up from $915.8 million a year ago.  Treasury management revenues from both fees and deposit balances improved slightly from one year ago, while foreign exchange trading profits of

$35.9 million increased 11% from the prior year.  Net interest income stated on a fully taxable equivalent basis totaled $371.6 million, up

2% from $363.4 million reported last year.  The net interest margin declined to 2.36% from 2.65% a year ago, due primarily to lower spreads on a higher volume of short-term liquid U.S. federal agency securities and money market assets and lower loan-related fees resulting from a reduced volume of residential mortgage refinancing activity.  Northern's balance sheet continues to remain highly liquid with loans representing a relatively low 53% of average earning assets.

     Noninterest expenses totaled $700.5 million in 1994, up 12% from the prior year.  These expenses included several nonrecurring items:

a $9.6 million non-cash, pension charge; $13.6 million in charges resulting from technology-related decisions, including the trade-in and the sale and leaseback of mainframe computer equipment and a write-down of older trust-related software; $4.2 million of overtime back pay obligations; and a $3.5 million charge related to the cost of a second quarter agreement between the Corporation and The Benchmark








Funds, for which The Northern Trust Company is the investment advisor.

Excluding these items, noninterest expenses increased 7% over the prior year.  The majority of the increase was the result of continued

investment in technology and expansion of the personal trust office network and global custody business.  The growth in taxable earnings resulted in a 20% increase in the federal and state income tax provision to $79.3 million for the year.

     Balance sheet assets averaged $17.9 billion for the year, 14%

over last year, while average common equity increased 17%.  Average loans grew 14%.  Residential mortgages continued to register the highest growth rate, increasing 21% from last year, and represent

38% of the total loan portfolio.  Residential mortgage loans have proven to be a key factor in expanding personal financial services relationships into fiduciary and investment management services.

With respect to asset quality, Northern remains in a leadership position.  Nonperforming assets at December 31, 1994 of $30.0 million were at the lowest level since March, 1989 and represented a low 0.3%

of total loans.  The credit loss provision declined to $6.0 million from $19.5 million, reflecting improved credit quality.  Net charge-offs declined to $6.7 million or .08% of average loans.



PERFORMANCE HIGHLIGHTS - FOURTH QUARTER 1994
- --------------------------------------------

     Reflecting the $5.9 million (after-tax) pension charge, net income for the fourth quarter of 1994 was $40.1 million compared with

$43.3 million reported last year.  Net income per common share was

$.69 versus $.76 in 1993.







     Total revenue for the quarter was $248.3 million versus $233.3 million a year ago.  Trust fees totaled $114.6 million, up 9.5% from the $104.7 million reported in 1993 and slightly lower than the third quarter 1994 level of $115.8 million.  Trust fees from Corporate and

Institutional Services increased 14% to $58.9 million from 1993 and trust fees from Personal Financial Services amounted to $55.7 million,

up 5%.  Foreign exchange trading profits totaled $10.1 million, 16%

higher than the $8.6 million reported last year.  Net interest income stated on a fully taxable equivalent basis totaled $97.8 million, up

6% from $92.6 million last year due primarily to a 16% increase in average earning assets.  Excluding mortgage loan refinancing fees recognized in 1993, net interest income increased 9% from last year.

The net interest margin declined to 2.38% compared with 2.61% in 1993 but improved slightly from the second and third quarters indicating the Corporation is well positioned to manage rising interest rates.

     Noninterest expenses totaled $184.9 million in the quarter, up

14% from the prior year, and included the special accounting charge for record lump-sum distributions from our plans to pension eligible employees who elected to retire during the quarter.  Excluding the pension charge, expenses totaled $175.3 million, up 8% from last year.

The increase in noninterest expenses was related to investments in technology, higher overtime pay and agency clerical services, global custody transaction fees and technical and consulting costs, offset by lower legal services and incentive compensation.  The tax provision for the quarter also benefited from the recognition of $2.0 million in federal income tax credits.




                         NORTHERN TRUST CORPORATION
              (Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS ($ IN MILLIONS)

                                                 TWELVE MONTHS
                                            1994      1993   % Change*
                                          ----------------------------
Net Interest Income (Taxable Equivalent)   $371.6    $363.4      2.2%
Less: Taxable Equivalent Adjustment          33.4      34.1     (2.3)
                                          -------    ------    ------
Net Interest Income                         338.2     329.3      2.7
Provision for Credit Losses                   6.0      19.5    (69.2)

Noninterest Income
  Trust Fees                                453.4     404.8     12.0
  Treasury Management Fees                   46.3      49.0     (5.4)
  Foreign Exchange Trading Profits           35.9      32.4     10.7
  Security Commissions & Trading             18.4      19.9     (7.5)
  Other Operating                            47.4      44.5      6.4
  Gain on Sale of BSS Investment             28.5       0.0      N/M
  Investment Security Transactions           (0.1)      1.8      N/M
                                          -------    ------    ------
Total Noninterest Income                    629.8     552.4     14.0

Noninterest Expenses
  Salaries                                  316.6     293.4      7.9
  Staff Benefits                             74.8      68.1      9.8
  Occupancy                                  57.4      55.3      3.8
  Equipment                                  56.4      41.1     37.2
  Other Operating                           195.3     170.3     14.7
                                          -------    ------    ------
Total Noninterest Expenses                  700.5     628.2     11.5
                                          -------    ------    ------

Income Before Taxes                         261.5     234.0     11.8
Provision for Income Taxes                   79.3      66.1     20.1
                                          -------    ------    ------
NET INCOME                                 $182.2    $167.9      8.5%
                                          =======    ======    ======

Earnings Per Common Share
     Primary                                $3.17     $2.96      7.2%
     Fully Diluted                           3.16      2.95      7.1

Return on Average Common Equity             16.57%    17.89%
Return on Average Assets                     1.02      1.07

Common Dividends Declared per Share         $0.92    $0.775     18.7%
Preferred Dividends (millions)                7.3       6.3     14.7

Average Common Shares Outstanding (000s)
     Primary                               55,144    54,590
     Fully Diluted                         56,352    55,849

(N/M) Not Meaningful
  (*) % Change calculation is based on actual balances as compared with rounded amounts presented in Supplemental Consolidated
      Financial Information


                       NORTHERN TRUST CORPORATION
             (Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS ($ IN MILLIONS)

                                                   FOURTH QUARTER
                                              1994      1993    % Change*
                                           -------------------------------
Net Interest Income (Taxable Equivalent)     $97.8     $92.6        5.6%
Less: Taxable Equivalent Adjustment            9.1       8.6        4.3
                                            -------   -------    -------
Net Interest Income                           88.7      84.0        5.7
Provision for Credit Losses                    1.0       2.5      (60.0)

Noninterest Income
  Trust Fees                                 114.6     104.7        9.5
  Treasury Management Fees                    11.2      12.2       (7.6)
  Foreign Exchange Trading Profits            10.1       8.6       16.4
  Security Commissions & Trading               2.9       5.2      (44.6)
  Other Operating                             11.7       9.9       17.4
  Investment Security Transactions             0.0       0.1        N/M
                                            -------   -------    -------
Total Noninterest Income                     150.5     140.7        6.9

Noninterest Expenses
     Salaries                                 81.0      73.9        9.6
     Staff Benefits                           18.6      17.4        6.8
     Occupancy                                14.7      14.5        1.0
     Equipment                                11.6      10.3       12.8
     Other Operating                          59.0      45.5       29.6
                                            -------   -------    -------
Total Noninterest Expenses                   184.9     161.6       14.3
                                            -------   -------    -------

Income Before Taxes                           53.3      60.6      (11.9)
Provision for Income Taxes                    13.2      17.3      (22.9)
                                            -------   -------    -------
NET INCOME                                   $40.1     $43.3       (7.4)%
                                            =======   =======    =======

Earnings Per Common Share
     Primary                                 $0.69     $0.76       (9.7)%
     Fully Diluted                            0.69      0.76       (9.7)

Return on Average Common Equity              13.62%    17.35%
Return on Average Assets                      0.87      1.08

Common Dividend Declared per Share           $0.26      0.22       18.2%
Preferred Dividends (millions)                2.0       1.6        26.8

Average Common Shares Outstanding (000s)
     Primary                                55,288    54,640
     Fully Diluted                          56,493    55,845



                       NORTHERN TRUST CORPORATION
            (Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)

                                                     DECEMBER 31
                                              1994        1993   % Change*
Assets                                     -------------------------------
 Money Market Assets                        $2,651.2    $2,740.5    (3.3)%
 Securities                                  5,053.1     4,038.7    25.1
 Loans and Leases                            8,590.6     7,623.0    12.7
                                           ----------  ----------  -------
    Total Earning Assets                    16,294.9    14,402.2    13.1
 Reserve for Credit Losses                    (144.8)     (145.5)   (0.4)
 Other Nonearning Assets                     2,411.5     2,645.9    (8.9)
                                           ----------  ----------  -------
    Total Assets                           $18,561.6   $16,902.6     9.8%
                                           ==========  ==========  =======
Liabilities and Equity
 Total Interest-Bearing Deposits            $8,904.3    $7,571.6    17.6%
 Borrowed Funds                              4,146.3     3,943.3     5.1
 Notes Payable (incl. Medium-Term Notes)       791.8     1,143.8   (30.8)
                                           ----------  ----------  -------
    Total Interest-Related Funds            13,842.4    12,658.7     9.4
 Demand & Other Noninterest-Bearing          2,830.1     2,761.8     2.5
 Other Liabilities                             608.4       330.4    84.1
                                           ----------  ----------  -------
    Total Liabilities                       17,280.9    15,750.9     9.7
 Common Equity                               1,110.7       981.7    13.1
 Preferred Equity                              170.0       170.0    UNCH
                                           ----------  ----------  -------
    Total Liabilities and Equity           $18,561.6   $16,902.6     9.8%
                                           ==========  ==========  =======

AVERAGE BALANCE SHEET ($ IN MILLIONS)

                                                    TWELVE MONTHS
                                              1994        1993   % Change*
Assets                                     -------------------------------
 Money Market Assets                        $2,420.2    $2,201.6     9.9%
 Securities                                  5,000.9     4,232.0    18.2
 Loans and Leases                            8,316.1     7,297.1    14.0
                                           ----------  ----------  -------
    Total Earning Assets                    15,737.2    13,730.7    14.6
 Reserve for Credit Losses                    (145.2)     (145.5)   (0.2)
 Other Nonearning Assets                     2,293.8     2,115.0     8.4
                                           ----------  ----------  -------
    Total Assets                           $17,885.8   $15,700.2    13.9%
                                           ==========  ==========  =======
Liabilities and Equity
 Total Interest-Bearing Deposits            $8,312.9    $7,446.1    11.6%
 Borrowed Funds                              3,797.6     3,357.3    13.1
 Notes Payable (incl. Medium-Term Notes)     1,075.4       852.0    26.2
                                           ----------  ----------  -------
    Total Interest-Related Funds            13,185.9    11,655.4    13.1
 Demand & Other Noninterest-Bearing          2,954.2     2,620.2    12.7
 Other Liabilities                             520.2       351.5    48.0
                                           ----------  ----------  -------
    Total Liabilities                       16,660.3    14,627.1    13.9
 Common Equity                               1,055.5       903.1    16.9
 Preferred Equity                              170.0       170.0    UNCH
                                           ----------  ----------  -------
    Total Liabilities and Equity           $17,885.8   $15,700.2    13.9%
                                           ==========  ==========  =======


                         NORTHERN TRUST CORPORATION
                (Supplemental Consolidated Financial Information)

Quarterly Trend Data ($ In Millions)

                                           1994 Quarters               1993
                                  ----------------------------------  Quarter
                                  Fourth    Third   Second    First   Fourth
                                  -------  -------  -------  -------  -------
Net Income Summary
 Trust Fees                        $114.6   $115.8   $113.5   $109.5   $104.7
 Other Noninterest Income            35.9     36.1     64.7     39.7     36.0
 Net Interest Income (Taxable
        Equivalent)                  97.8     93.9     90.1     89.8     92.6
                                  -------  -------  -------  -------  -------
   Total Revenue (Taxable
        Equivalent)                 248.3    245.8    268.3    239.0    233.3
 Provision for Credit Losses          1.0      1.0      1.0      3.0      2.5
 Noninterest Expenses               184.9    166.2    187.5    161.9    161.6
                                  -------  -------  -------  -------  -------
   Pretax Income (Taxable
        Equivalent)                  62.4     78.6     79.8     74.1     69.2
 Taxable Equivalent Adjustment        9.1      8.2      8.2      7.9      8.6
 Provision for Income Taxes          13.2     22.4     22.9     20.8     17.3
                                  -------  -------  -------  -------  -------
   Net Income                       $40.1    $48.0    $48.7    $45.4    $43.3
                                  =======  =======  =======  =======  =======

Per Common Share
 Earnings:  Primary                 $0.69    $0.83    $0.85    $0.80    $0.76
            Fully Diluted            0.69     0.83     0.85     0.80     0.76
 Dividend Declared                   0.26     0.22     0.22     0.22     0.22
 Book Value (EOP)                   20.54    20.14    19.51    19.00    18.42
 Market Value (EOP)                 35.00    37.19    41.25    41.50   39.625

Ratios
 Return on Common Equity            13.62%   17.02%   18.06%   17.86%  17.35%
 Return on Average Assets            0.87     1.05     1.10     1.06     1.08
 Net Interest Margin                 2.38     2.33     2.33     2.41     2.61
 Risk-based Capital Ratios:
     Tier 1                          9.0      9.1      8.8      8.9      9.3
     Total (Tier 1 + Tier 2)        12.4     12.6     12.3     12.7     13.4
     Leverage                        6.2      6.2      6.1      6.0      6.2

Trust Assets ($ Billions) - EOP
 Corporate                        $448.0   $444.6   $431.9   $430.0   $426.5
 Personal                           51.4     50.2     49.2     49.7     50.0
                                  -------  -------  -------  -------  -------
   Total Trust Assets             $499.4   $494.8   $481.1   $479.7   $476.5
                                  =======  =======  =======  =======  =======
 Memo:  Managed Assets              82.4     77.7     78.5     76.0     77.1

Asset Quality ($ Millions) - EOP
 Nonaccrual Loans                  $27.8    $35.6    $35.8    $40.0    $27.3
 Other Real Estate Owned (OREO)      2.2      3.6      3.8      5.8      9.7
                                  -------  -------  -------  -------  -------
   Total Nonperforming Assets      $30.0    $39.2    $39.6    $45.8    $37.0
                                  =======  =======  =======  =======  =======
   Nonperforming Assets/
         Loans & OREO               0.35%    0.46%    0.46%    0.57%    0.49%

 Net Chargeoffs                     $1.1     $1.0     $1.7     $2.9     $2.5
 Net Chargeoffs to Avg Loans
         (Annualized)               0.05%    0.05%    0.08%    0.15%    0.13%
 Reserve for Credit Losses        $144.8   $144.9   $144.9   $145.6   $145.5
 Reserve to Nonaccrual Loans       521%     407%     405%     364%     533%

                                        - 14 -